Exhibit 31.1

Certifications

Certification of Principal Executive Officer

I, Robert C. Strauss, President, Chief Executive Officer and Chairman of the Board of Noven Pharmaceuticals, Inc., certify that:

1) I have reviewed this annual report on Form 10-K of Noven Pharmaceuticals, Inc.;

2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

/s/ Robert C. Strauss

Name: Robert C. Strauss
Title: President, Chief Executive Officer and Chairman of the Board
Date: July 23, 2004